                                                                    Exhibit 99.3

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined financial information for Global Sports consists of the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2000 and the fiscal year ended January 1, 2000, and the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2000 and fiscal year ended January 1, 2000 give effect to the merger as if it had taken place on January 1, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the merger as if it had taken place on September 30, 2000.

   The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2000 combines Global Sports' historical results of operations for the nine months ended September 30, 2000 with Fogdog's historical results of operations for the nine months ended September 30, 2000. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended January 1, 2000 combines Global Sports' historical results of operations for the fiscal year ended January 1, 2000 with Fogdog's historical results of operation for the fiscal year ended December 31, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000 combines Global Sports' unaudited balance sheet as of September 30, 2000 with Fogdog's unaudited balance sheet as of September 30, 2000.

   The merger will be accounted for using the purchase method of accounting.

   The pro forma financial information has been prepared on the basis of assumptions described in the notes, and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Fogdog, based on preliminary estimates of their fair value. The actual allocation of the consideration may differ from that reflected in the pro forma financial information after valuations and other procedures to be performed after the closing of the merger.

   The pro forma financial information should be read in conjunction with the related notes included in this document and the historical consolidated financial statements of Global Sports and Fogdog, and the related notes thereto, which are included elsewhere in this prospectus/proxy statement.

   The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect during the periods or on the dates indicated, nor is it necessarily indicative of future operating results or financial position of Global Sports following the merger.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                 Nine Months Ended
                                September 30, 2000
                               ---------------------
                                                                       Pro
                                  Global    Fogdog,    Pro Forma      forma
                               Sports, Inc.   Inc.    Adjustments    Combined
                               ------------ --------  -----------    --------
Net revenues..................   $ 22,484   $ 16,443   $    --       $ 38,927
Cost of revenues..............     15,742     14,786                   30,528
                                 --------   --------   --------      --------
    Gross Profit..............      6,742      1,657        --          8,399
Operating expenses:
  Sales and marketing.........     27,937     35,710     (9,012)(2)    54,146
                                                           (489)(3)
  Product development.........      5,421      3,891       (131)(3)     9,181
  General and administrative..      6,462      4,598        (87)(3)    10,973
  Stock-based compensation....      4,297      4,529        236 (4)     9,062
  Depreciation and
   amortization...............      5,468        996       (996)(5)     5,468
                                 --------   --------   --------      --------
    Total operating expenses..     49,585     49,724    (10,479)       88,830
                                 --------   --------   --------      --------
Operating loss................    (42,843)   (48,067)    10,479       (80,431)
Other (income) expense:
  Interest (income) expense,
   net........................       (826)    (2,613)       --         (3,439)
                                 --------   --------   --------      --------
Loss from continuing
 operations...................    (42,017)   (45,454)    10,479       (76,992)
                                 ========   ========   ========      ========
Loss from continuing
 operations per share--basic
 and diluted..................   $  (2.06)  $  (1.26)                $  (3.02)
                                 ========   ========                 ========
Weighted average shares
outstanding--basic and
diluted.......................     20,466     36,154    (31,137)       25,483
                                 ========   ========   ========      ========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                Fiscal year ended
                         --------------------------------
                             January 1,      December 31,
                                2000             1999                     Pro
                         ------------------- ------------  Pro forma     forma
                         Global Sports, Inc. Fogdog, Inc. Adjustments   Combined
                         ------------------- ------------ -----------   --------
Net revenues............      $  5,511         $  7,023     $   --      $ 12,534
Cost of revenues........         3,817            6,374                   10,191
                              --------         --------     -------     --------
    Gross Profit........         1,694              649         --         2,343
Operating expenses:
  Sales and marketing...        11,609           21,450      (3,470)(2)   29,383
                                                               (206)(3)
  Product development...         7,264            3,448         (55)(3)   10,657
  General and
   administrative.......         8,583            2,052         (37)(3)   10,598
  Stock-based
   compensation.........         2,655            3,424         315 (4)    6,394
  Depreciation and
   amortization.........           728              473        (473)(5)      728
                              --------         --------     -------     --------
    Total operating
     expenses...........        30,839           30,847      (3,926)      57,760
                              --------         --------     -------     --------
Operating loss..........       (29,145)         (30,198)      3,926      (55,417)
Other (income) expense:
  Interest (income)
   expense, net.........          (461)            (585)        --        (1,046)
  Other, net............            (2)             --          --            (2)
                              --------         --------     -------     --------
    Total other (income)
     expense............          (463)            (585)        --        (1,048)
                              --------         --------     -------     --------
Loss from continuing
 operations before
 income tax benefit.....       (28,682)         (29,613)      3,926      (54,369)
Benefit from income
 taxes..................         2,221              --          --         2,221
                              --------         --------     -------     --------
Loss from continuing
 operations.............      $(26,461)        $(29,613)    $ 3,926     $(52,148)
                              ========         ========     =======     ========
Loss from continuing
 operations per share--
 basic and diluted......      $  (1.78)        $  (4.14)                $  (2.62)
                              ========         ========                 ========
Weighted average shares
 outstanding--basic and
 diluted................        14,874            7,148      (2,131)      19,891
                              ========         ========     =======     ========

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (in thousands)

                                         September 30, 2000
                                      -------------------------
                                                                                 Pro
                                         Global                  Pro forma      forma
                                      Sports, Inc. Fogdog, Inc. Adjustments    Combined
                                      ------------ ------------ -----------    --------
               ASSETS

Current assets:
  Cash and cash equivalents.........    $ 31,098     $41,587     $    --       $ 72,685
  Short-term investments............         799         987          --          1,786
  Accounts receivable, net..........       7,619         689          --          8,308
  Inventory.........................      14,923       4,964          --         19,887
  Prepaid expenses and other current
   assets...........................       1,982       3,044          --          5,026
                                        --------     -------     --------      --------
    Total current assets............      56,421      51,271          --        107,692
Property and equipment, net of
 accumulated depreciation...........      25,004       3,352       (2,885)(6)    25,471
Other assets, net...................         537      16,934      (13,552)(7)     1,011
                                                                   (2,908)(6)
                                        --------     -------     --------      --------
    Total assets....................    $ 81,962     $71,557     $(19,345)     $134,174
                                        ========     =======     ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued
   expenses.........................    $ 16,617     $ 6,395     $    --       $ 23,012
  Deferred revenue..................         812         --           --            812
  Current portion of long-term
   debt.............................         202         418          --            620
  Other current liabilities.........         --        2,952          --          2,952
                                        --------     -------     --------      --------
    Total current liabilities.......      17,631       9,765          --         27,396
Long-term debt......................       7,200         --           --          7,200

Commitments and contingencies

Stockholders' equity:
  Common stock......................         236          37           14           287
  Additional paid-in capital and
   other components of stockholders'
   equity...........................     147,029     147,452     (104,111)      190,370
  Unearned stock-based
   compensation.....................         --       (4,848)       3,903          (945)
  Accumulated deficit...............     (90,134)    (80,849)      80,849       (90,134)
                                        --------     -------     --------      --------
    Total stockholders' equity......      57,131      61,792      (19,345)(8)    99,578
                                        --------     -------     --------      --------
    Total liabilities and
     stockholders' equity...........    $ 81,962     $71,557     $(19,345)     $134,174
                                        ========     =======     ========      ========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The pro forma financial information gives effect to the following pro forma adjustments:

   1. In accordance with the agreement for the Fogdog merger:

      The Fogdog merger will be accounted for as a purchase. The purchase price is based on $7.75 per share, which is the closing price of Global Sports common stock on October 23, 2000.

      All vested and unvested Fogdog stock options and warrants are deemed to have been assumed by Global Sports upon consummation of the merger for purposes of these pro forma statements. These stock options and warrants are included as part of the purchase price based on their fair value as of the date of the merger agreement.

      The pro forma financial information has been prepared on the basis of assumptions described in these notes, and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Fogdog, based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial information, after valuations and other procedures to be performed after the closing of the Fogdog acquisition.

      Tangible assets of Fogdog acquired in the merger principally include cash and cash equivalents, and inventory. Liabilities of Fogdog assumed in the merger principally include accounts payable and accrued expenses.

      The pro forma financial information does not reflect cost savings, estimated at $19.5 million for the nine months ended September 30, 2000, and $4.5 million for the year ended January 1, 2000, that may result from the elimination of duplicate functions, expenditures, and activities. Although management expects that cost savings will result from the merger, there can be no assurance that cost savings will be achieved.

   2. The pro forma adjustment is to adjust the amortization related to the warrant held by Nike based on the adjustment of the warrant to fair market value as of the date of the merger agreement, and the assumption of the warrant by Global Sports.

   3. The pro forma adjustment reduces Fogdog's depreciation expense based on the write-down of Fogdog's property and equipment.

   4. The pro forma adjustment is for amortization of unearned stock-based compensation based on the adjustment of Fogdog's unvested stock options to fair market value as of the date of the merger agreement, and the assumption of the unvested stock options by Global Sports.

   5. The pro forma adjustment eliminates Fogdog's amortization of goodwill relating to its merger with Sports Universe, Inc. which was effective on September 3, 1999.

   6. The pro forma adjustment is to write down Fogdog's non-current assets acquired due to the excess of the fair market value of Fogdog's net assets over the purchase price.

   7. The pro forma adjustment is to adjust the Fogdog warrant held by Nike to fair market value as of the date of the merger agreement.

   8. The pro forma adjustment to stockholders' equity reflects the elimination of Fogdog's stockholders' equity ($61.8 million) and the impact of the issuance of Global Sports common stock ($43.4 million) in connection with the Fogdog merger.